  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-295792
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 12, 2026)
23,936,171 Shares
Red Cat Holdings, Inc.
Common Stock
We are offering 23,936,171 shares of our common stock, par value $0.001 per share (our “common stock”). We have granted the underwriters an option for a period of 30 days to purchase up to an additional 3,590,425 shares of our common stock at the public offering price, less underwriting discounts and commissions. Delivery of the shares of common stock is expected to be made on or about May 14, 2026.
Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RCAT.” On May 12, 2026, the last reported sales price for our common stock on The Nasdaq Capital Market was $11.03 per share.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, as well as those described in the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
	Per share	Total(1)
Public offering price	$9.4000	$225,000,007.4000
Underwriting discounts and commissions(2)	$0.4606	$11,025,000.3626
Proceeds, before expenses, to Red Cat Holdings, Inc.	$8.9394	$213,975,007.0374

(1)
Assumes no exercise of the underwriters’ option to purchase 3,590,425 additional shares of common stock.

(2)
See “Underwriting” for a description of the compensation payable to the underwriters.

The underwriters expect to deliver the shares of common stock against payment on or about May 14, 2026.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
Evercore ISI	BofA Securities
Co-Managers
Needham & CompanyNorthland Capital Markets
The date of this prospectus supplement is May 12, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We have provided you only with the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may provide to you. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than our common stock. Neither we nor the underwriters are offering to sell shares of our common stock or seeking offers to buy shares of our common stock in any jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may provide to you and the information incorporated by reference in them, you should rely on the information in the document with the most recent date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this “shelf” registration process, we may, from time to time, offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement describes the specific details regarding this offering, including the amount of our common stock being offered, the risks of investing in our common stock, and other items.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of our common stock we are currently offering and certain other matters relating to us and our business and financial condition. The second part is the accompanying prospectus, including the documents incorporated by reference, which gives more general information about the securities we may offer from time to time, some of which does not apply to our common stock we are currently offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and the underwriters have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
Any statement in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in the accompanying prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement.
Neither we nor the underwriters make any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own legal, tax, business, financial or other advisors regarding an investment in our common stock.
All references in this prospectus supplement and the accompanying prospectus to “Red Cat,” the “Company,” “we,” “us,” “our,” or similar terms refer to Red Cat Holdings, Inc., a Nevada corporation, including its wholly owned consolidated subsidiaries, which include Teal Drones, Inc., Red Cat Propware, Inc., FW Acquisition, Inc., Blue Ops, Inc., Skypersonic, Inc., Apium Swarming Technologies, Inc., and UAVPatent Corp., except where the context otherwise requires or as otherwise indicated.

S-ii

TRADEMARKS, SERVICE MARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names, including those mentioned in this prospectus supplement, that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to imply, and such use or display should not be construed to imply, a relationship with, or an endorsement or sponsorship by us of or of us by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

S-iii

SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.
Company Overview
We are a U.S.-based provider of advanced all-domain drone and robotic solutions for defense, national security, and commercial applications. We develop American-made hardware and software that supports military, government, and public safety operations across air, land, and sea. Our family of systems delivers tactical capabilities in small, unmanned aircraft systems (“UAS”) and uncrewed surface vessels, delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness.
We were originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. Following the share exchange agreement and our name change, we completed a series of acquisitions and financings which have broadened the scope of our activities in the drone industry.
The Drone Industry
The drone industry continues to expand to become a powerful business tool and recreational activity, with growth occurring broadly and across our targeted industries. Unmanned systems have become an increasingly important component of modern military operations. Unmanned aerial systems, as well as unmanned surface vessels, enable military forces to conduct intelligence, surveillance, and reconnaissance, target acquisition, electronic warfare, and strike missions while reducing risk to personnel.
Advances in autonomy, sensors, communications, and artificial intelligence have expanded the operational capabilities of these systems and broadened the range of missions they can support. Compared to traditional manned platforms, many unmanned systems can be deployed more rapidly, operate in high-risk or contested environments, and be procured at significantly lower cost.
Recent conflicts have further demonstrated the operational effectiveness of relatively low-cost unmanned systems in areas including battlefield intelligence, force protection, and precision targeting. As a result, military organizations are increasingly integrating unmanned platforms into tactical units and broader operational planning. Many defense planners view unmanned systems as a force multiplier that can complement or augment conventional platforms across air, land, and maritime domains.
Defense Spending and Modernization Priorities
Demand for unmanned systems is supported by increasing global defense spending and evolving military modernization priorities. Governments worldwide continue to invest in advanced technologies intended to enhance military readiness, improve operational effectiveness, and maintain technological advantages in areas including autonomy, artificial intelligence, and networked systems.
In the United States, the Department of War (the “DoW”) has identified autonomous systems, artificial intelligence, and advanced sensing capabilities as key priorities within its broader modernization strategy. Multiple branches of the U.S. military have initiated programs focused on expanding the deployment of tactical unmanned systems, including small drones designed to support frontline units with real-time intelligence and situational awareness.

On November 5, 2024, the U.S. Presidential and Congressional elections occurred, with Donald Trump being elected President of the United States, and the Republican party controlling both the U.S. Senate and the U.S. House of Representatives. On March 14, 2025, the Senate voted to pass the “Full-Year Continuing Appropriations and Extensions Act of 2025” (H.R. 1968) to further extend appropriations and avert a government shutdown through the end of the federal government’s fiscal year 2025 on September 30, 2025. This continuing resolution (“CRA”) largely extended fiscal year 2024 spending levels, including certain limited flexibility to reallocate certain program funds, and, according to the Congressional Budget Office, would allow for $1.6 trillion in discretionary spending in the federal government’s fiscal year 2025, with $893 billion for defense (an approximately $6 billion increase) and $708 billion for non-defense spending (an approximately $13 billion reduction).
On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted. This reconciliation bill appropriated an additional $156 billion for defense spending and national security priorities and is expected to result in increased investment by the DoW in defense modernization projects and increasing weapons and armaments production capacity. Approximately $113 billion of the $156 billion in OBBBA funding for defense and national security priorities is intended to be added to the final 2026 defense appropriations bill (see below). The appropriated funds will remain available to be obligated until September 30, 2029 and can be expended through 2035.
The federal government’s 2026 fiscal year began on October 1, 2025, without the passage of Appropriation Acts or a CRA, resulting in a U.S. Government shutdown. On November 9, 2025, a stopgap spending measure was enacted, which expired on January 30, 2026.
The U.S. Department of War’s Fiscal Year 2026 budget request totals approximately $961.6 billion, which represents $843.3 billion in base budget (discretionary) and $113.3 billion in reconciliations (mandatory) funding, representing a continuation of the sustained increase in U.S. defense spending and reflecting ongoing investments in advanced technologies including autonomous systems, artificial intelligence, cybersecurity, and counter-unmanned aerial capabilities.
The potential challenges presented by the recent U.S. Government shutdown, Presidential and Congressional changes, proposed new tariffs, the current budgetary and deficit funding environment, the Trump Administration’s stated fiscal policies, Israel, Ukraine, Venezuela and Taiwan funding support, potential heightened levels of inflation, ongoing supply chain disruption, and the challenging appropriations process, among other items, all continue to potentially create significant short and long-term risks to the industry and the Company. Additionally, the Trump Administration has recently executed certain executive orders directly related to significantly changing the current DoW procurement policies and procedures, and the Federal Acquisition Regulations, the potential impact of which such changes, if effected either by executive orders or changes to the relevant law, to the industry, are unknown at this time.
We believe however that our business is well-positioned, including in areas that the Trump Administration, the DoW, the Federal Communications Commission and national security related and other customers currently indicate are priorities for future defense spending. As noted above, we believe that there is a generational recapitalization of weapon systems and the defense industrial base occurring with the U.S. and its allies to address peer and near peer threats, including Russia, China, North Korea and Iran. We believe that our positioning as a proven provider of military grade hardware, products, systems and software to address these threats for and with our customers and partners is recognized in the industry.
Corporate Information
Our principal executive offices are located at 2800 S West Temple, Suite 5, South Salt Lake, UT 84115 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

THE OFFERING
Common Stock Offered by us
23,936,171 shares of common stock (or 27,526,596 shares of common stock if the underwriters exercise in full their option to purchase additional shares).
Underwriters’ option to purchase additional shares
We have granted the underwriters an option to purchase up to an aggregate of 3,590,425 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Common Stock to be Outstanding Immediately After this Offering(1)
145,777,070 shares of common stock (or 149,367,495 shares if the underwriters exercise in full their option to purchase additional shares).
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $213.3 million (or $245.4 million if the underwriters exercise their option to purchase additional shares from us in full) after deducting our estimated offering expenses. We intend to use the net proceeds to us from this offering for general corporate purposes and continued acceleration of strategic growth initiatives, including, but not limited to, acquisitions or business expansion, research and development, capital expenditures and working capital. See “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.”

(1)
The total number of shares of our common stock reflected in the discussion and table above is based on 121,840,899 shares of our common stock outstanding as of March 31, 2026, and excludes the following as of such date:

•
1,853,808 shares of common stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) at a weighted-average exercise price of $1.28 per share;

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2,451,355 shares of common stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) at a weighted-average exercise price of $6.72 per share;

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18,569,096 shares of common stock reserved for future issuance under the 2024 Plan;

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206,100 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $7.56 per share; and

•
4,676 shares of preferred stock convertible into 3,896 shares of common stock.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of options or warrants or conversion of the preferred stock described above and (ii) no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.
Risks Related to This Offering and Our Common Stock
Our failure to maintain effective internal controls over financial reporting could have an adverse impact on the Company.
We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish and maintain those controls could adversely impact public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed which may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management’s assessment of our internal controls, or disclosure of our public accounting firm’s attestation to our internal controls over financial reporting may have an adverse impact on the price of our common stock. See “Risks Related to Being a Public Company — We identified a material weakness in internal control over financial reporting, and may in the future identify additional material weaknesses. Until we remediate the identified material weakness or if we identify additional material weaknesses, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports.”
Directors may authorize and issue shares of new classes of stock that could adversely affect current holders of our common stock.
Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further stockholder approval. These powers could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.
Any of these actions could significantly adversely affect the investment made by holders of our common stock. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, in liquidation or on any other basis.
Our shares will be subordinate to all of our debts and liabilities which increases the risk that investors could lose their entire investment.
Our shares of common stock are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our stockholders.
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.
The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
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adverse economic conditions, trade policies, political conditions, outbreaks of war (including the current conflicts in the Middle East), disasters, or regulatory or other policy changes in states or countries where we have a concentration of our business;

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fluctuations in our financial results, revenues and expenses;

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quarterly and annual variations in our operating results;

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changes in the market’s expectations about our operating results;

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loss of revenues;

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fluctuations in foreign currency exchange rates;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

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operating and stock price performance of other companies that investors deem comparable to us;

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news reports relating to trends in our markets;

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changes in laws and regulations affecting our business;

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material announcements by us or our competitors;

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the impact or perceived impact of developments relating to our acquisitions, including the possible perception by securities analysts or investors that such acquisitions divert management attention from our core operations;

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market volatility;

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changes in the U.S.-based credit markets;

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changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;

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a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation;

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general conditions in the industries in which we operate;

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our investments in geographic expansion and to increase our presence in existing markets;

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our ability to successfully execute our growth strategy;

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a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;

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legal proceedings;

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our ability to comply with non-U.S. laws, regulations and policies; and

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sales of substantial amounts of shares of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur.

In recent years, the stock market, and in particular, our industry sector, has experienced significant price and volume fluctuations. Such fluctuations, as well as general political conditions, the current economic conditions, or interest rate or currency rate fluctuations, could adversely affect the market price of our common stock. This volatility frequently has occurred without regard to the operating performance of the affected companies, and the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, which could materially reduce our share price.

Our stock price may be negatively affected by fluctuations in our financial results.
The market price of our common stock may be subject to fluctuations due not only to general economic and stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Our operating results, revenues and expenses may also fluctuate for many other reasons, many of which are outside of our control, such as: competition; our ability to control expenses; loss of revenues; changes or consolidation in the industries in which we operate; our investments in geographic expansion and to increase our presence in existing markets; interest rate fluctuations; successful execution of our strategic growth plans; managerial execution; employee retention; growing risks associated with international operations; foreign currency and exchange rate fluctuations; inflation; litigation; acquisitions of other companies or assets; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.
The trading price of our common stock has been, and is likely to continue to be, highly volatile. During the period from May 31, 2025 to May 12, 2026, the closing price of our common stock ranged from a high of $17.36 per share to a low of $6.14 per share. As a result of this volatility, you may not be able to sell your common stock at or above the price you paid for common stock in this offering.
If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.
The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about our Company, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.
Although we currently intend to use the net proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement, our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates. See “Use of Proceeds.”
If you purchase securities in this offering, you will suffer immediate dilution of your investment and may experience future dilution as a result of future equity offerings.
The price of our common stock to be sold in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. You will experience immediate dilution of $6.59 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering and the public offering price of $9.40.
We expect that significant additional capital will be needed in the future to continue our planned operations, including acquisitions or business expansion, research and development, working capital, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.
For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution” in this prospectus supplement.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We are unable to predict the effect that any such sales may have on the prevailing price of our common stock.
In connection with this offering, we and our executive officers and directors have entered into lock-up agreements covering all of their equity ownership for a period of 60 days following this offering (with the exception of General (R) Paul Funk II, for whom the period will be 30 days following this offering). Evercore Group L.L.C. and BofA Securities, Inc., in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we and our executive officers and directors may sell previously locked-up shares into the market, which could adversely affect the market price of shares of our common stock.
We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.
We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.
We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.
Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:
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the liquidity of our common stock;

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the market price of our common stock;

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our ability to obtain financing for the continuation of our operations;

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the number of investors that will consider investing in our common stock;

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the number of market makers in our common stock;

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the availability of information concerning the trading prices and volume of our common stock; and

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the number of broker-dealers willing to execute trades in shares of our common stock.

Risks Related to Our Operations
Our operations may be adversely affected if we lose our rights under third-party technology licenses.
Our business relies on technology rights and software licensed from third parties. We could lose our exclusivity or other rights to use the technology if we fail to comply with the terms and performance requirements of the licenses. In addition, certain licensors may terminate a license upon our breach and have the right to consent to sublicense arrangements. If we were to lose our rights under any of these licenses, or if we were unable to obtain required consents to future sublicenses, we could lose a competitive advantage in the market, and may even lose the ability to commercialize certain products or technologies.
If our customers are not satisfied with our technical support, firmware or software updates, they may choose not to purchase our products which would adversely impact business and operating results.
Our business relies on our customers’ satisfaction with the technical support, firmware, software and security updates we provide to support our products. If we fail to provide technical support services and necessary updates that are (i) responsive, (ii) satisfy our customers’ expectations and (iii) resolve issues that they encounter with our products, then customers may choose not to purchase additional products and we may face brand and reputational harm which could adversely affect our operating results.
Our use of open-source software could negatively affect our ability to sell our products and could subject us to possible litigation.
We incorporate open-source software into our products. Open-source software is generally licensed by its authors or other third parties under open-source licenses. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software, and that we license such modifications or derivative works under the terms of a particular open-source license or other license granting third parties certain rights of further use. Additionally, if a third-party software provider has incorporated open-source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. If an author or other third-party that distributes open-source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could incur significant legal expenses defending against those allegations and could be subject to significant damages, enjoined from offering or selling our products that contained the open-source software and be required to comply with the foregoing conditions. Any of the foregoing could disrupt and harm our business and financial condition.
We must recruit and retain highly trained and experienced employees, especially engineers, in order to succeed in our business.
We will need to hire and retain highly skilled technical personnel as employees and as independent contractors in order to develop our products and grow our business. The competition for highly skilled technical, managerial, and other personnel can be intense. Our recruiting and retention success is substantially dependent upon our ability to offer competitive salaries and benefits to our employees. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits we offer to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel required to be successful, our business, operating results and financial condition could be materially adversely affected.
Our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events which could have an adverse effect on our business operations.
Our manufacturing facilities are located in Salt Lake City, Utah, Torrance, California, and Valdosta, Georgia. We also rely on third-party manufacturing plants in the U.S., Asia and other parts of the world to provide key components for our products and services. If major disasters such as earthquakes, hurricanes, tropical storms, pandemics, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur in any of these locations, or the effect of climate change on any of these factors or our locations, or our information systems or communications network or those of any of our key component suppliers breaks down or operates improperly as a result of such events, our facilities or those of our key suppliers may be seriously damaged, and we may have to stop or delay production and shipment of our products. We may also incur expenses relating to such damages. If production or shipment of our products or components is stopped or delayed or if we incur any increased expenses as a result of damage to our facilities, our business, operating results and financial condition could be materially adversely affected.
We rely on third-party suppliers, some of which are sole-source suppliers, to provide components for our products which has in the past and may continue to lead to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain, increase our costs, and adversely impact our operating results.
Our ability to meet customer demand depends on our ability to obtain timely and adequate delivery of components for our products. All of the components that go into our products are sourced from third-party suppliers. Some of the key components used to manufacture our products come from a limited or single source of supply or by a supplier that could potentially become a competitor. Our contract manufacturers generally purchase these components on our behalf from approved suppliers. We are subject to the risk of, and have experienced, shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have experienced component shortages and the availability of these components may be unpredictable in the future.
If we lose access to or experience a significant disruption in the supply of products and components from a supplier, as has previously occurred and may continue to occur, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all, and our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our suppliers might not have the capacity or elect not to meet our needs as they allocate components to other customers. Developing suitable alternate sources of supply for these components may be time-consuming, difficult and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may adversely affect our ability to fulfill our orders in a timely or cost-effective manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with the supplier’s quality control, responsiveness and service, financial stability, labor and other ethical practices. If we seek to source materials from new suppliers, there can be no assurance that we could do so in a manner that does not disrupt the manufacture and sale of our products.
Our reliance on single source, or a small number of suppliers involves a number of additional risks, including risks related to supplier capacity constraints as has previously occurred and may continue to occur, price increases, timely delivery, component quality, failure of a key supplier to remain in business and adjust to market conditions, as well as natural disasters, fire, acts of terrorism or other catastrophic events, including global pandemics.
We depend on third parties to provide integrated circuit chip sets and other critical components for use in our products.
We do not manufacture the integrated circuit chip sets, optics, micro-displays, backlights, projection engines, printed circuit boards or other electronic components which are used in our products. Instead, we purchase them from third-party suppliers or rely on third-party independent contractors for these integrated circuit chip sets and other critical components, some of which are customized, or custom made for us. We also may use third parties to assemble all or portions of our products. Some of these third-party contractors and suppliers are small companies with limited financial resources. If any of these third-party contractors or suppliers were unable or unwilling to supply these components, our sales and operating results would be adversely impacted. As the availability of components decreases, the cost of acquiring those components ordinarily increases. High growth product categories have experienced chronic shortages of components during periods of exceptionally high demand. If we do not properly anticipate the need for or procure critical components, we may pay higher prices for those components, our gross profits may decrease and we may be unable to meet the demands of our customers and end-users which could reduce our competitiveness, cause a decline in our market share and have a material adverse effect on our results of operations.
We may be subject to litigation, legal proceedings, and class action claims that could adversely affect our business and financial condition.
From time to time, we are subject to claims, legal proceedings, and class action lawsuits arising in the ordinary course of our business or otherwise. For example, we and certain of our current and former executive officers and directors are defendants in a federal class action securities lawsuit filed in May 2025 and two related federal shareholder derivative lawsuits filed in August 2025 and January 2026. Each lawsuit alleges that, among other items, the defendants made false and/or misleading statements related to the production capacity of the Company’s manufacturing facility in Salt Lake City and the potential value of the Company’s contract for the U.S. Army’s SRR Program of Record. Although we do not currently believe that any pending or threatened legal proceedings or claims will have a material adverse effect on our business, financial condition, or results of operations, we cannot provide assurance that pending legal matters, including the class action and derivative lawsuits, will not result in significant liabilities. The defense of litigation, regardless of its merit, can be costly and time-consuming, may divert management’s attention and resources, and could result in settlements, judgments, or other outcomes that adversely affect our business, financial condition, and results of operations. Any adverse resolution of such matters could also harm our reputation and negatively impact our relationships with customers, partners, and government agencies.
There are difficult issues to navigate in the development and use of machine learning and artificial intelligence technologies (“AI Technologies”), which may result in reputational harm or liability, and failure to introduce new and innovative products that have AI Technology capabilities could put us at a competitive disadvantage.
We currently incorporate AI Technologies into certain of our products, solutions and business functions, and may seek to expand or alter the use of AI Technologies in the future. As with many innovations, AI Technologies present risks, challenges, and unintended consequences that could affect our business. AI Technology algorithms and training methodologies may be flawed. These deficiencies and other failures of AI Technologies could subject us to competitive harm, regulatory action, legal liability, and brand or reputational harm. Further, since AI Technologies are emerging technologies for which the legal and regulatory landscape is not fully developed, incorporating AI Technologies into our products, solutions and business functions could give rise to litigation or other legal claims, as well as risk of non-compliance and unknown cost of compliance, (including potential liability for breaching intellectual property, data privacy or security-related laws and regulations). While new AI Technology initiatives, laws, and regulations are emerging and evolving, what they ultimately will look like remains uncertain, and our obligation to comply with them could entail significant costs, negatively affect our business, or entirely limit our ability to incorporate certain AI Technology capabilities into our offerings. Additionally, leveraging AI Technology capabilities to potentially improve internal functions and operations presents further risks and challenges. The use of AI to support our business operations carries inherent risks related to data privacy and security, such as intended, unintended, or inadvertent transmission of proprietary, sensitive or export-controlled information, as well as challenges related to implementing and maintaining AI Technology tools. Our policies, procedures and controls relating to the development, deployment and use of AI capabilities may not be sufficient to adequately protect the information that we collect, process or use, or to ensure compliance with applicable or emerging laws, regulations and government guidance relating to AI Technologies. Any actual or perceived failure to maintain effective controls, or to timely enact or adapt our policies and procedures, could result in regulatory scrutiny, contractual liability, brand or reputational harm or adverse impact to our business and financial condition. Additionally, our competitors might move faster than us to gain efficiencies by incorporating AI Technologies into their design and development processes, and our products and/or cost structure could become less competitive as a result. The rapid evolution of AI Technologies will require the application of resources by us to develop, test and maintain our products, services and operations to help ensure that AI Technologies are implemented ethically in order to minimize unintended, harmful impact. Our competitors may be faster or more successful than we are in incorporating AI Technologies and other disruptive technology into their offerings, which would impair our ability to compete successfully.

Our financial success is dependent on contracts awarded through a lengthy, uncertain and competitive process.
Certain federal government, as well as commercial contracts, are awarded through a lengthy, uncertain and competitive process that could be a year or more from the initial solicitation to final contract award. We expect that certain business we seek in the foreseeable future will be awarded through lengthy and competitive procedures. Competitive contractual processes impose substantial upfront costs and present a number of risks and uncertainties, including:
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the substantial cost and managerial time and effort that we spend to prepare bids and proposals for contracts that may not be awarded to us;

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potential requirements to prove a performance guarantee as part of a bid submission;

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the expense and delay that we may face if our competitors protest or challenge contract awards made to us pursuant to competitive procedures;

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that any such process requires resubmission of offers, or termination, reduction, or modification of the awarded contract; and

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failure to obtain certain such contracts or awards upon which our business is dependent.

The risks we face in the process to secure contracts may be substantial and, to the extent we participate in such processes and are unable to win particular contracts, there may be a negative effect on our operating results and substantial impact on our realized revenues.
Our pending acquisition of Quaze Technologies, Inc. (“Quaze”) is subject to customary closing conditions, including regulatory approval under the Investment Canada Act, which may delay, prevent, or impose burdensome conditions on the consummation of the transaction, potentially materially adversely affecting our business, financial condition, and stock price.
The completion of our proposed acquisition of Quaze (the “Acquisition”) is subject to customary closing conditions, including the receipt of required regulatory approvals. Specifically, the Acquisition is subject to review and clearance under the Investment Canada Act (the “ICA”). There can be no assurance that the necessary clearances under the ICA will be obtained in a timely manner, or at all. The Canadian governmental authorities possess significant discretion in their review process.
If we fail to satisfy any of the closing conditions, including failing to obtain the required ICA clearance, or if the governmental authorities seek to impose conditions that are unacceptable to us or that permit either party to terminate the definitive transaction agreement, the Acquisition may not close. If the Acquisition is delayed or not consummated:
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the market price of our common stock may decline to the extent that the current market price reflects a market assumption that the transaction will be completed;

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we will have incurred significant transaction costs, including legal, accounting, and advisory fees, and committed substantial management time and resources, which must be absorbed regardless of whether the Acquisition is completed; and

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we will not realize the anticipated strategic and financial benefits of the Acquisition, which could adversely affect our future business plans and growth strategy.

Any of these outcomes could have a material adverse effect on our business, financial condition, and results of operations.
Risks Related to our Industry
We operate in an emerging and rapidly growing industry which makes it difficult to evaluate our current business and prospects.
The drone industry is relatively new and is growing rapidly. As a result, it is difficult to evaluate our business and prospects. We cannot accurately predict whether, and even when, demand for our products will increase, if at all. The risks, uncertainties and challenges encountered by companies operating in emerging and rapidly growing industries include:
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Generating sufficient revenue to cover operating costs and sustain operations;

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Acquiring and maintaining market share;

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Attracting and retaining qualified personnel, especially engineers with the requisite technical skills;

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Successfully developing and commercially marketing new products; and

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Accessing the capital markets to raise additional capital, on reasonable terms, if and when required to sustain operations or to grow the business.

We face competition from larger companies that have substantially greater resources which challenges our ability to establish market share, grow our business segments, and reach profitability.
The drone industry is attracting a wide range of significantly larger companies which have substantially greater financial, management, research and marketing resources than us. Competitors in the Enterprise segment include transportation companies like United Parcel Service, Federal Express and Amazon, as well as defense companies such as Lockheed Martin Corporation, Northrop Grumman Corporation, and AeroVironment. Our competitors may be able to provide customers with different or greater capabilities than we can provide, including technical qualifications, pricing, and key technical support. Many of our competitors may utilize their greater resources to (i) develop competing products and technologies, (ii) leverage their financial strength to utilize economies of scale and offer lower pricing, and (iii) hire more qualified personnel by offering more generous compensation packages. In order to secure orders and contracts, we may have to offer comparable products and services at lower pricing which could adversely affect our operating margins. Our inability to compete effectively against these larger companies could have a material adverse effect on our business, financial condition, and operating results.
Our business is dependent upon our ability to keep pace with the latest technological changes.
The market for our products is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. As a result, our success will depend, in part, on our ability to develop and market products that respond in a timely manner to the technological requirements and preferences of our customers, and evolving industry standards.
We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new products and technologies or to adapt or modify our existing products and technologies, including through independent research and development, acquisitions and joint ventures or other arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new products and technologies or identification of and expansion into new markets. Due to the design complexity of our products, we may, in the future, experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our products will develop or continue to expand or that we will be successful in newly identified markets as we currently anticipate. The failure of our products and technologies to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing products and technologies that gain market acceptance in advance of our products. Additionally, the possibility exists that our competitors might develop new technology or products that might cause our existing technology and products to become obsolete. If we fail in our new product development efforts or if our products fail to achieve market acceptance more rapidly as compared to our competitors, our ability to procure new contracts could be negatively impacted, which could negatively impact our results of operations and financial condition.
Cybersecurity risks could adversely affect our business and disrupt our operations.
The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks. These risks include cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations. The occurrence of any of these events could lead to interruptions, delays, loss of critical data, unauthorized access to user data, and loss of consumer confidence. In addition, we may be the target of email scams that attempt to acquire personal information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber-attack that attempts to obtain our data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition. A cyber-attack would be expensive to remedy and could damage our reputation. In addition, any such breaches may result in negative publicity, adversely affect our brand, decrease demand for our products and services, and adversely affect our operating results and financial condition.
We expect that an increasing percentage of our revenues will come from the U.S. government and its agencies. As a result, we may face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the safety of our directors, officers and employees; threats to the security and viability of our facilities, infrastructure and supply chain; and threats from terrorist acts or other acts of aggression. Our customers and partners (including our supply chain and joint ventures) face similar threats and growing requirements. Although we utilize various procedures and controls to monitor and mitigate the risk of these threats, there can be no assurance that these procedures and controls will be sufficient. The occurrence of some of these risks may be increased to the extent remote working by our employees, suppliers, contractors and other third parties continues. Such an incident could lead to losses or unauthorized disclosure of sensitive information or capabilities; theft or exposure of data; harm to personnel, infrastructure or products; regulatory actions; and/or financial liabilities, as well as potential damage to our reputation as a government contractor and provider of cyber-related or cyber-protected goods and services.
We provide systems, products and services to various customers (both government and commercial) who also face cyber threats. Our systems, products and services may themselves be subject to cyber threats and/or they may not be able to detect or properly deter threats, or effectively to mitigate resulting losses. These losses could adversely affect our customers and our Company.
The impact of these various factors is difficult to predict, but one or more of them could result in the loss of information or capabilities, harm to individuals or property, damage to our reputation, loss of business, contractual or regulatory actions and potential liabilities, any one of which could have a material adverse effect on our financial position, results of operations and/or cash flows.
U.S. government contracts are generally not fully funded at inception and may include provisions that are not favorable to us which could adversely impact our cash flows and results of operations.
U.S. government contracts often have long lead times for design and development and can be subject to significant changes in delivery timelines. Congress normally appropriates funds on its fiscal year basis, and it may not fully fund a program in the same fiscal year. Depending upon the results of political elections, the actions of Congress can change from one fiscal year to the next. As a result, we may be required to expend funds to fulfill existing orders, but subsequently have the delivery timeline extended or the order cancelled. Such results would have an adverse impact on our financial position and results of operations.
Many of our contracts contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise, or are dependent upon factors not wholly within our control. Failure to meet these obligations could adversely affect our revenue.
We design, develop, and manufacture technologically advanced and innovative products, which are applied by our customers in a variety of environments. Problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and intellectual property rights, labor, manufacturing materials or components could prevent us from meeting requirements. Either we or the customer may generally terminate a contract as a result of a material uncured breach by the other. If we breach a contract or fail to perform in accordance with contractual service levels, delivery schedules, performance specifications, or other contractual requirements set forth therein, the other party thereto may terminate such contract for default, and we may be required to refund money previously paid to us by the customer or to pay penalties or other damages. Even if we have not breached, we may deal with various situations from time to time that may result in the amendment or termination of a contract. These steps can result in significant current period charges and/or reductions in current or future revenue, and/or delays in collection of outstanding receivables and costs incurred on the contract. Other factors that may affect revenue and profitability include inaccurate cost estimates, design issues, unforeseen costs and expenses not covered by insurance or indemnification from the customer, diversion of management focus in responding to unforeseen problems, and loss of follow-on work.
The U.S. Government provides a significant portion of our revenue, and our business could be adversely affected by changes in the fiscal policies of the U.S. Government and other governmental entities.
In fiscal year 2025, we generated approximately 73% of our total revenues from contracts with the U.S. Government. We expect to continue to derive most of our revenues from work performed under U.S. Government contracts.
Recent restrictions on the importation of drones and related components from China and other countries have contributed to our growth in the industry, as these restrictions have increased demand for domestically produced products and services. However, future changes to such policies, or the reversal of current restrictions, could adversely impact our competitive position and growth prospects. Additionally, pressures on and uncertainty surrounding the U.S. Government’s budget and potential changes in budgetary priorities could adversely affect our revenue, financial condition, and results of operations. It is possible restrictions on U.S. Government spending may continue to affect the payment of Government contracts. This could lead to reduced or delayed awards on some of our programs, with a related negative impact to our revenues, earnings and cash flows. Additionally, competitor bid protests also have become more prevalent in the current competitive environment, which has led to further contract award delays. In addition, any future changes to the fiscal policies of the U.S. Government and foreign governmental entities may decrease overall government funding for defense and homeland security, result in delays in the procurement of our products and services due to lack of funding, cause the U.S. Government and government agencies to reduce their purchases under existing contracts, or cause them to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which would have an adverse effect on our business, financial condition, results of operations and/or cash flows.
Government contracts differ materially from standard commercial contracts, involve competitive bidding and may be subject to cancellation or delay without penalty.
Government contracts frequently include provisions that are not standard in private commercial transactions and are subject to laws and regulations that give the U.S. Government rights and remedies not typically found in commercial contracts, including provisions permitting the U.S. Government to:
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terminate our existing contracts;

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reduce potential future income from our existing contracts;

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modify some of the terms and conditions in our existing contracts;

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suspend or permanently prohibit us from doing business with the U.S. Government or with any specific government agency;

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impose fines and penalties;

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subject us to criminal prosecution;

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suspend work under existing multiple year contracts and related task orders if the necessary funds are not appropriated by Congress;

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decline to exercise an option to extend an existing multiple year contract; and

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claim rights in technologies and systems invented, developed or produced by us.

In addition, government contracts are frequently awarded only after formal competitive bidding processes, which have been and may continue to be protracted and typically impose provisions that permit cancellation in the event that necessary funds are unavailable to the government agency. Competitive procurements impose substantial costs and managerial time and effort in order to prepare bids and proposals for contracts that may not be awarded to us. In many cases, unsuccessful bidders for government contracts are provided the opportunity to formally protest certain contract awards through various agencies, administrative and judicial channels. We have experienced an increase in competitor bid protests on contracts on which we were the successful bidder due to the competitive environment resulting from decreased government spending. In addition, we have formally protested procurement awards in which we were not the initial successful bidder, but believed that the source selection process was flawed. The protest process may substantially delay a successful bidder’s contract performance, result in cancellation of the contract award entirely and distract management. Moreover, even when we are awarded a government contract, we may not realize anticipated revenues from that contract, if at all, due to delays, lack of funding, failure to receive task orders, unexercised options, reductions in scope or other factors limiting our ability to monetize the award. We may not be awarded contracts for which we bid, and substantial delays or cancellation of purchases may follow our successful bids as a result of such protests. We believe that this environment of protracted competitive bidding processes and competitor bid protests will continue.
Significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly may negatively impact our business and programs and could have a material adverse effect on our financial position, results of operations, and/or cash flows.
U.S. Government programs are subject to annual congressional budget authorization and appropriation processes. For many programs, Congress appropriates funds on a fiscal year basis even though the program performance period may extend over several years. Consequently, programs are often partially funded initially and additional funds are committed only as Congress makes further appropriations. If we incur costs in excess of funds obligated on a contract, we may be at risk for reimbursement of those costs unless and until additional funds are obligated to the contract. We cannot predict the extent to which total funding and/or funding for individual programs will be included, increased or reduced as part of the annual budget process ultimately approved by Congress and the President or in separate supplemental appropriations or continuing resolutions, as applicable. Laws and plans adopted by the U.S. Government relating to, along with pressures on and uncertainty surrounding the federal budget, potential changes in priorities and defense spending levels, sequestration, the appropriations process, use of continuing resolutions (with restrictions, e.g., on new starts) and the permissible federal debt limit, could adversely affect the funding for individual programs and delay purchasing or payment decisions by our customers. In the event government funding for our significant programs becomes unavailable, or is reduced or delayed, or planned orders are reduced, our contract or subcontract under such programs may be terminated or adjusted by the U.S. Government or the prime contractor.
The federal budget and debt ceiling are expected to continue to be the subject of considerable debate, which could have a significant impact on defense spending broadly and our programs in particular.
The budget environment, including budget caps mandated by the Budget Control Act of 2011 (the “BCA”) for fiscal years 2022 and 2023, which was reinstituted with established budget caps for 2024 and 2025 under The Fiscal Responsibility Act of 2023, and uncertainty surrounding the debt ceiling and the appropriations process, remain significant short and long-term risks for the Company. Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the defense spending priorities of the current administration and Congress, what challenges budget reductions (required by the BCA and otherwise) will present for the defense industry and whether annual appropriations bills for all agencies will be enacted in a timely manner. If annual appropriations bills are not timely enacted, the U.S. Government may again operate under a continuing resolution, restricting new contract or program starts, presenting resource allocation challenges and placing limitations on some planned program budgets, and we may face additional government shutdowns of unknown duration. If a prolonged government shutdown of the United States Department of War (the “DoW”) were to occur, it could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. Government’s ability to effectively progress programs and to make timely payments, and our ability to perform on our U.S. Government contracts and successfully compete for new work. It is likely budget and program decisions made in this environment will have long-term implications for us and the entire defense industry. The government shutdown, between October 1, and November 12, 2025, was the longest in history and paused payment under government contracts for 43 days. We did not receive payment under our contracts with the DoW or other government agencies and were precluded from seeking new contracts or grants during this time. The consequences of the shutdown on our business were far reaching, and subsequent government shutdowns would likely have a similar material adverse effect.
Additionally, funding for certain programs in which we participate may be reduced, delayed or cancelled, and budget cuts globally could adversely affect the viability of our subcontractors and suppliers, and our employee base. While we believe that our business is well-positioned in areas that the DoW and other customers have indicated are areas of focus for future defense spending, the long-term impact of the BCA, other defense spending cuts, challenges in the appropriations process, the debt ceiling and the ongoing fiscal debates remain uncertain.
We are subject to extensive government regulation and our failure to comply with these regulations could subject us to penalties that may adversely impact our ability to operate our business.
As a vendor to the U.S. government and other state and local agencies, we are subject to and must comply with numerous government regulations which impact how we operate our business. These regulations could adversely affect our revenues, operating costs and profit margins. Some of the regulations to which we are subject, and the federal agencies which administer these regulations, include:
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Federal Aviation Administration, which regulates the use of airspace for all aircraft, including UAS such as drones

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The Truthful Cost or Pricing Data (formerly Truth in Negotiations Act), which requires certification and disclosure of all factual pricing and cost data in contract negotiations

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The Federal Acquisition Regulations, which govern the formation and administration, as well as the performance, under government contracts

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The False Statements Act and The False Claims Act which imposes penalties on payments made on the basis of facts provided to the government

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The Federal Communications Commission which regulates the wireless spectrum upon which drones depend for data transmission

It is expensive and time consuming to comply with the regulations and requirements of these federal government agencies. The costs incurred to maintain compliance will adversely impact our operating costs and could delay our ability to operate profitably in the future, if at all.
We are subject to the DoW CMMC requirement issued by the Pentagon which may limit our ability to bid and win projects. The cost for the DoW CMMC requirement may be significant.
The Pentagon, on January 31, 2020, released the official version of its unified Cybersecurity standard that all contractors must meet by 2026. This standard, the Cybersecurity Maturity Model Certification (“CMMC”), will apply to any company that does business with the DoW. CMMC will also apply to subcontractors as well as prime contractors. CMMC borrows heavily from the existing NIST Cybersecurity Framework and intends to rely heavily on a CMMC accrediting body. Companies will be able to apply for certification through a portal run by the accrediting body. The CMMC certification will be good for three years; with it, companies will be able to bid on contracts across the DoW and military services. In December 2020, the DoW disclosed the first seven contracts that are likely to be the initial test cases for the first “pathfinder” solicitations mandating CMMC. It is expected to take until 2026 to bring all contractors into compliance, since five years is the typical duration of a government contract. Contractors are required to flow the CMMC requirements down to all subcontracts except those for Commercial Off the Shelf items. Additionally, a contractor may not award a subcontract unless the subcontractor has a current assessment in the Supplier Performance Risk System. Because contractors only have access to their own information, contractors may need to rely on certifications from subcontractors for this requirement.
Under the CMMC 2.0 Model announced on July 17, 2021, there will be three levels of certification, Level 1 through Level 3, with contractors able to self-attest for Level 1. The new certification will not be required for existing contracts already signed, only on new contracts and potentially, to modification of existing contracts. CMMC 2.0 will allow for so-called plans of action and milestones, which will allow companies to document controls they are not fully implementing yet. The plans of action are required to state the means by which companies expect to reach full compliance, which are required to be completed within 180 days. Another change includes the requirement for senior company officials to self-certify and submit attestations of compliance. If there is a breach but a company certified its compliance with the security standards, a company could be open to False Claims Act lawsuits. The final change in the draft CMMC 2.0 requires cloud computing services used by the government contractor to be certified through the FedRAMP authorization process in accordance with DoW security requirements. Proposed final CMMC rules were issued by the DoW on December 26, 2023, with a public comment period that ended on February 26, 2024. The final rules were released October 15, 2024 and became effective on December 16, 2024. On November 10, 2025, the first phase of CMMC implementation began with an Organization Seeking Assessment conducted annually and results entered into the Supplier Performance Risk System. The next phase has been planned for November 10, 2026, which will require implementation of several additional Plans of Action and Milestones. We may be unable to bid on new contract awards or on follow-on awards for existing work, depending on the level of standard as required for each solicitation, which could adversely impact our revenues, operating margins and cash flows. The cost to comply with the new CMMC requirement has been significant and may increase. Further, we may be negatively impacted by our subcontractors if they are not compliant with these requirements.
If the drone industry does not experience significant growth, if we cannot expand our customer base or if our products do not achieve broad acceptance, or if the products we have developed or will develop do not become programs of record, then we may not be able to achieve our anticipated level of growth.
We cannot predict with certainty the future growth rate or size of the drone market. Demand for our products may not increase, or may decrease, either generally or in specific markets, for particular types of products or during particular time periods. There are only a limited number of programs under which the U.S. military, our primary customer, is currently funding the development or purchase of our products. Although we are seeking to expand our customer base to include foreign governments, domestic non-military agencies and commercial customers, we cannot assure that our efforts will be successful. The expansion of the drone market in general, and the market for our products in particular, depends on a number of factors, including the following:
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customer satisfaction with these types of systems as solutions;

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the cost, performance and reliability of our products and products offered by our competitors;

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customer perceptions regarding the effectiveness and value of these types of systems;

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limitations on our ability to market our products and services outside the U.S. due to U.S. government regulations or other restrictions; and

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marketing efforts and publicity regarding these types of systems.

Even if the type of products we produce gain wide market acceptance in general, our specific products may not adequately address market requirements or may not gain market acceptance. If these types of systems generally, or our products specifically, do not gain wide market acceptance, or if the products we have developed or will develop do not become programs of record, then we may not be able to achieve our anticipated level of growth and our revenue and results of operations may suffer.
Risks Related to Being a Public Company
We identified a material weakness in internal control over financial reporting, and may in the future identify additional material weaknesses. Until we remediate the identified material weakness or if we identify additional material weaknesses, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports.
Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
In connection with the Company’s evaluation of internal control over financial reporting, we identified instances in which we needed to employ more resources to enable us to have an adequate level of supervision and segregation of all duties. While this material weakness has not resulted in a material misstatement in the consolidated financial statements, nor in any restatements of consolidated financial statements previously reported by us, it could in the future result in misstatements or restatements of our financial statements.
We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the deficiencies that led to the material weaknesses, including hiring additional personnel, training, designing and implementing new control activities, and enhancing existing control activities.
We are working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation. At this time, we cannot provide an estimate of costs expected to be incurred or precise timing in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in the Company incurring additional costs, and will place additional demands on our financial and operational resources.
If we are unable to successfully remediate existing or any future material weaknesses in our internal controls over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, investors may lose confidence in our financial reporting, and/or we could become subject to litigation or investigations by The Nasdaq Capital Market, the SEC or other regulatory authorities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include (i) the market and sales success of our existing and any new products, (ii) our ability to raise capital when needed and on acceptable terms, (iii) our ability to make acquisitions and integrate acquired businesses into our company, (iv) our ability to attract and retain management, (v) the intensity of competition, (vi) changes in the political and regulatory environment and in business and economic conditions in the United States and globally, (vii) geopolitical conflicts throughout the world, including those in Ukraine, Iran and Israel. These risks and others described under the section “Risk Factors” above are not exhaustive.
Given these uncertainties, readers of this prospectus supplement are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $213.3 million (or approximately $245.4 million if the underwriters exercise in full their option to purchase additional shares of common stock), after deducting our estimated offering expenses.
We intend to use the net proceeds to us from this offering for general corporate purposes and continued acceleration of strategic growth initiatives, including, but not limited to, acquisitions or business expansion, research and development, capital expenditures and working capital.
This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors — Risks Related to This Offering and Our Common Stock — Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DILUTION
If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the offering price per share and our as-adjusted pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2026, our net tangible book value was approximately $194.7 million, or approximately $1.60 per share.
Based on the sale by us in this offering of 23,936,171 shares of common stock at a public offering price of $9.40 per share for net proceeds of approximately $213.3 million after deducting estimated offering expenses and underwriting commissions and expenses payable by us, our pro forma net tangible book value as of March 31, 2026 would have been approximately $408.0 million, or $2.80 per share of our common stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.20 per share of our common stock and an immediate dilution to purchasers in this offering of $6.60 per share of our common stock.
The following table illustrates this per-share of our common stock dilution:
Public offering price per share of common stock		$9.40
Net tangible book value per share as of March 31, 2026	$1.60
Increase in pro forma net tangible book value per share attributable to this offering	$1.20
Pro forma net tangible book value per share as of March 31, 2026 after giving effect to this offering		$2.80
Dilution per share to the new investor in this offering		$6.60
The total number of shares of our common stock reflected in the discussion and table above is based on 121,840,899 shares of our common stock outstanding as of March 31, 2026, and excludes the following as of such date:
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1,853,808 shares of common stock issuable upon exercise of options outstanding under the 2019 Plan as of March 31, 2026 at a weighted-average exercise price of $1.28 per share;

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2,451,355 shares of common stock issuable upon exercise of options outstanding under the 2024 Plan as of March 31, 2026 at a weighted-average exercise price of $6.72 per share;

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18,569,096 shares of common stock reserved for future issuance under the 2024 Plan;

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206,100 shares of common stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $7.56 per share; and

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4,676 shares of preferred stock convertible into 3,896 shares of common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of our common stock by non-U.S. holders (as defined below). This summary deals only with common stock that is held as a capital asset by a non-U.S. holder. This summary is for general information purposes only and does not constitute tax advice.
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income (which generally does not apply to non-U.S. holders), United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a bank, insurance company or other financial institution, a broker, dealer or trader in securities, commodities or currencies, a tax-exempt organization, a tax-qualified retirement plan, a “qualified foreign pension fund” as defined in Section 897(l)(2) of the Code (or any entity all of the interests of which are held by a qualified foreign pension fund), a United States expatriate, a person who holds our common stock as part of a straddle, hedging, conversion or other integrated transaction, a person who acquires or holds our common stock through the exercise of employee stock options or otherwise as compensation, a “controlled foreign corporation,” a “passive foreign investment company,” a person who actually or constructively owns, or is deemed to own, more than five percent of our common stock, or a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity)). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
No opinion of counsel has been or will be rendered to us or to any holder of our common stock with respect to the tax consequences described herein, and no ruling from the Internal Revenue Service (the “IRS”) has been or will be sought. There can be no assurance that the IRS will not take a position contrary to the tax consequences described below or that any such position would not be sustained by a court.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally, by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying that the dividends are effectively connected with such holder’s conduct of a trade or business in the United States and are includible in such holder’s gross income). Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. However, even if we were a United States real property holding corporation, gain on the sale or other disposition of our common stock by a non-U.S. holder would not be subject to United States federal income tax by reason of our status as a United States real property holding corporation if our common stock is “regularly traded on an established securities market” (within the meaning of applicable United States Treasury regulations) and such non-U.S. holder has not held, actually or constructively, more than 5% of our common stock at any time during the shorter of the 5-year period ending on the date of the sale or other disposition and the holder’s holding period. Our common stock is listed on The Nasdaq Capital Market and, accordingly, we expect this exception would be available to most or all non-U.S. holders.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W‑8BEN‑E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.
THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Evercore Group L.L.C. and BofA Securities, Inc. are acting as the representatives of the underwriters in this offering. Under the terms and subject to the conditions contained in the underwriting agreement to be entered into in connection with this offering, we have agreed to sell, and the underwriters have severally agreed to purchase, the number of shares of our common stock set forth opposite its name below.
Underwriter	Number of Shares
Evercore Group L.L.C.	9,891,989
BofA Securities, Inc.	9,647,742
Needham & Company, LLC	2,747,775
Northland Securities, Inc.	1,648,665
Total	23,936,171
The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than the shares covered by the option described below unless and until this option is exercised.
We have granted the underwriters the option to purchase from time to time all or less than all of an additional 3,590,425 shares of common stock, less the underwriting discounts and commissions and on the same terms and conditions set forth below, within 30 days from the date of this prospectus supplement. If the shares are purchased with this option to purchase additional shares of common stock, the underwriters will purchase shares in approximately the same proportion as shown in the table above.
The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $0.2538 per share. After the initial offering of the shares of common stock, the underwriters may change the public offering price and concession.
The following table summarizes the compensation and estimated expenses we will pay:
	Per Share	Total Without Exercise	Total With Exercise
Underwriting Discounts and Commissions to be paid by us	$0.4606	$11,025,000.3626	$12,678,750.12
We estimate that our out-of-pocket expenses for this offering will be approximately $0.7 million.
In connection with this offering, we have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or repayable with common stock, for 60 days after the date of this prospectus (the “Restricted Period”) without first obtaining the written consent of Evercore Group L.L.C. and BofA Securities, Inc. (the “Representatives”). Specifically, we have agreed, with certain exceptions, not to, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. The foregoing sentence shall not apply to (A) the shares of common stock to be sold in this offering, (B) any shares of common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement and the accompanying prospectus, (C) any shares of common stock issued or options to purchase common stock granted pursuant to existing employee benefit plans of the Company referred to in this prospectus supplement and the accompanying prospectus, (D) any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement and the accompanying prospectus, or (E) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock issued in connection with any merger, acquisition of assets or other business combination, joint venture or strategic alliance, provided that the aggregate number of shares of common stock issued or issuable pursuant to this clause (E) shall not exceed 5% of the total number of shares of common stock outstanding immediately after the issuance and sale of the shares of common stock in this offering.
In connection with this offering, directors and executive officers (each such person, a “lock-up party”), have agreed that, without the prior written consent of the Representatives, for the Restricted Period (with the exception of General (R) Paul Funk II, for whom the restricted period will be 30 days after the date of this prospectus supplement), subject to certain exceptions, such lock-up party will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired by such lock-up party or with respect to which such lock-up party has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise or (iii) publicly announce the intention to do any of the foregoing. Notwithstanding the foregoing, and subject to certain conditions, the directors and executive officers may during the Restricted Period: (a) transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (4) such lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfer: (i) as a bona fide gift or gifts, notwithstanding that such gift or gifts may be required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act; (ii) by will or intestacy; (iii) to any trust for the direct or indirect benefit of such lock-up party or the immediate family of such lock-up party; (iv) to a corporation, partnership, limited liability company or other entity of which such lock-up party or the immediate family of such lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; (vi) as a distribution to members, limited partners or stockholders of such lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order; (viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; or (ix) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement (other than such shares as are transferred or surrendered to the Company in connection with such vesting, settlement or exercise event) shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by such lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement and the accompanying prospectus; or (x) to such lock-up party’s affiliates or to any investment fund or other entity controlled or managed by such lock-up party; (b) exercise outstanding options, settle restricted stock units or other equity awards or exercise outstanding warrants pursuant to plans described in this prospectus supplement and the accompanying prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement; provided that if such lock-up party is required to make any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement during the Restricted Period, such lock-up party shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of common stock received upon the exercise or settlement, as applicable, of the stock option, warrant or restricted stock unit or other right or vesting event are subject to the lock-up agreement, and no public filing, report or announcement shall be voluntarily made; and (c)(1) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities (each such plan, a “Trading Plan”), provided that (i) such Trading Plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (ii) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such Trading Plan during the Restricted Period in contravention of the lock-up agreement; and (2) transfer Lock-Up Securities during the Restricted Period pursuant to a Trading Plan that is in effect on the date of this prospectus and disclosed to the Representatives prior to the date hereof; provided, that any filing under the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause.
We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. The underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be purchased under the underwriting agreement, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the shares originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

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In passive market making a market maker in the common stock who is an underwriter or prospective underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.
For the purposes of this provision, the expression “an offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares of common stock may be offered to the public in the United Kingdom at any time:
(a)
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(b)
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR) subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Part 1 of Schedule 1 to the POATR;

Each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 of the POATR.
For the purposes of this provision, the expression “an offer to the public” in relation to the shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
In the United Kingdom, this prospectus supplement and any other material in relation to the shares of common stock are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 of the POATR) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “relevant persons”. In the United Kingdom, this prospectus supplement is directed only at relevant persons and must not be acted on or relied on by anyone who is not a relevant person. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the common stock or cause the common stock to be made subject of an invitation for subscription or purchase and will not offer or sell common stock or cause the common stock to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (2) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275.
Japan
The common stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock described herein. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying base prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab

Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Brazil
The offer and sale of the shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The shares may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of the shares on regulated securities markets in Brazil is prohibited.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Simpson Thacher & Bartlett LLP, New York, New York is counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024, and for the eight months ended December 31, 2024 and the year ended April 30, 2024, have been incorporated by reference in the registration statement in reliance upon the report of dbbmckennon, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Red Cat Holdings, Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on March 31, 2026, March 31, 2026, and May 11, 2026;

•
The portions of our definitive proxy statement on Schedule 14A relating to our 2026 Annual Meeting of Stockholders filed with the SEC on April 30, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing to us at: Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115, or by calling us at (800) 466-9152.

PROSPECTUS
Red Cat Holdings, Inc.
Common Stock
Preferred Stock
Warrants
Units
From time to time, we may offer any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions. In addition, selling stockholders as may be named in one or more prospectus supplements may offer and sell, from time to time and in one or more offerings, shares of our common stock. The specific amount, price and terms of the offers and sales of shares of our common stock will be determined at the time of any offering and set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the specific manner in which we, or the selling stockholders, will offer shares of our common stock and may also supplement, update or amend information contained in this prospectus.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RCAT.” On May 11, 2026, the last reported sales price for our common stock on The Nasdaq Capital Market was $11.25 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by such prospectus supplement.
These securities may be offered and sold to investors directly by us or any selling stockholders, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discount arrangements or over-allotment options between or among us, any selling stockholders and them, as applicable, will be set forth in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2026.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and any selling stockholders to be named in a prospectus supplement, or an amendment to the registration statement of which this prospectus is a part, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered or sold. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering. Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
Unless we state otherwise or the context otherwise requires, (i) the terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., and (ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from any selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, any selling stockholders, nor any agent, underwriter or dealer, have authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer by us or the selling stockholders to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer by us or the selling stockholders to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us or any selling stockholder in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include (i) the market and sales success of our existing and any new products, (ii) our ability to raise capital when needed and on acceptable terms, (iii) our ability to make acquisitions and integrate acquired businesses into our company, (iv) our ability to attract and retain management, (v) the intensity of competition, (vi) changes in the political and regulatory environment and in business and economic conditions in the United States and globally, (vii) geopolitical conflicts throughout the world, including those in Ukraine, Iran and Israel. These risks and others described under the section “Risk Factors” below are not exhaustive.
Given these uncertainties, readers of this prospectus are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

PROSPECTUS SUMMARY
Company Overview
We are a U.S.-based provider of advanced all-domain drone and robotic solutions for defense, national security, and commercial applications. We develop American-made hardware and software that supports military, government, and public safety operations across air, land, and sea. Our family of systems delivers tactical capabilities in small, unmanned aircraft systems and uncrewed surface vessels, delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness.
We were originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. Following the share exchange agreement and our name change, we completed a series of acquisitions and financings which have broadened the scope of our activities in the drone industry.
Corporate Information
Our principal executive offices are located at 2800 S West Temple, Suite 5, South Salt Lake, UT 84115 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.
Listing
Our common stock is traded on The Nasdaq Capital Market under the symbol “RCAT.” On May 11, 2026, the last sale price of our common stock as reported on The Nasdaq Capital Market was $11.25 per share.
The Securities We May Offer
We may offer common stock, preferred stock, warrants, or units from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity;

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original issue discount;

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rates and times of payment of interest or dividends;

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redemption, conversion, exchange or sinking fund terms;

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ranking;

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restrictive covenants;

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voting or other rights;

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conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•
the names of those underwriters or agents;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as amended, revised or supplemented by subsequent Quarterly Reports on Form 10-Q which have been or will be incorporated by reference in this prospectus, and other future filings, reports and documents under the Exchange Act, that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the Company’s sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, which may include working capital, capital expenditures, refinancing or repayment of indebtedness, and acquisitions.
We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

SELLING STOCKHOLDERS
We may register shares of our common stock for reoffer or resale by certain selling stockholders. Information about our selling stockholders, when applicable, including their identities, the number of shares of our common stock registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all or a portion of expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
General
Our amended and restated articles of incorporation authorizes us to issue up to 500,000,000 shares of common stock. In addition, under our amended and restated articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could also have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or prevent a change in control of us.
Common Stock
The following summary describes the material terms of our common stock. This description of common stock is qualified by reference to our amended and restated articles of incorporation and our amended bylaws, which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.
Voting
Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Class A Preferred Stock
The following summary describes the material terms of our Series A Preferred Stock (referred to herein as “Class A Preferred Stock”). This description of Class A Preferred Stock is qualified by reference to our amended and restated articles of incorporation, our amended bylaws and the Certificate of Designations for the Class A Preferred Stock which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. As of the date of this registration statement, no shares of Class A Preferred Stock have been issued.
Dividends
Holders of Class A Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation
In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of the common stock. For the purposes of such distribution, holders of Class A Preferred Stock shall be treated as if all shares of Class A Preferred Stock had been converted to common stock immediately prior to the distribution.
A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, shall not be deemed to be a liquidation.
Voting
The holders of Class A Preferred Stock shall have the right to vote on an as-if-converted to common stock basis on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to certain limitations. There is no right to cumulative voting in the election of directors. The holders of Class A Preferred Stock shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stockholders, except to the extent that voting as a separate class or series is required by law.
Class B Preferred Stock
The following summary describes the material terms of our Class B Preferred Stock. This description of Class B Preferred Stock is qualified by reference to our amended and restated articles of incorporation, our amended bylaws and the Certificate of Designations for the Class B Preferred Stock which are incorporated by reference as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.
Our board of directors has designated 4,300,000 shares of our authorized preferred stock as “Series B Preferred Stock” (referred to herein as “Class B Preferred Stock”), par value $0.01 per share. Except as otherwise provided in the Certificate of Designation, the Class B Preferred Stock ranks pari passu with our common stock with respect to rights on liquidation, winding up and dissolution.
Dividends
Holders of Class B Preferred Stock have no dividend rights except as may be declared by our board of directors in its sole and absolute discretion, out of funds legally available for that purpose.
Liquidation
In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of Class B Preferred Stock are entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of common stock. For purposes of such distribution, holders of Class B Preferred Stock are treated as if all shares of Class B Preferred Stock had been converted to common stock immediately prior to the distribution.
A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidation or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company is not deemed to be a liquidation.
Voting
The holders of Class B Preferred Stock shall have the right to vote on an as-if-converted to common stock basis on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to certain limitations. There is no right to cumulative voting in the election of directors. The holders of Class B Preferred Stock shall vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stockholders, except to the extent that voting as a separate class or series is required by law.
Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Bylaws and Nevada Law
Nevada Anti-Takeover Law
The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:
Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.
In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.
Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.
Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have included a provision in our Articles of Incorporation electing not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive.
Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equity Stock Transfer. The transfer agent’s address is 237 West 37th Street. Suite 602, New York, NY 10018 and its telephone number is (212) 575-5757.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, par value $0.001 per share, or preferred stock, par value $0.001 per share, and may be issued in one or more series. Warrants may be offered independently or in combination with common stock or preferred stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants may be purchased;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the date on and after which the warrants and the related securities will be separately transferable;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the minimum or maximum number of warrants that may be exercised at any one time;

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the manner in which the warrant agreements and warrants may be modified;

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information relating to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations of holding or exercising the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities or shares of stock at such exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by such warrant certificate, as applicable, are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
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issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our common stock or preferred stock;

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pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common stock or preferred stock warrants may have additional rights under the following circumstances:
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certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable,

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certain share exchanges, mergers, or similar transactions involving our company, and which result in changes of common stock or preferred stock, as applicable; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.
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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell our securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers (acting as agent or principal);

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broker-dealers may agree with selling stockholders to sell a specified number of shares of common stock at a stipulated price per share;

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directly to one or more other purchasers;

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upon the exercise of rights distributed or issued to our security holders;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

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directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

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through agents on a best-efforts basis;

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through any other method permitted pursuant to applicable law; or

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otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents that require us or the selling stockholders to loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares. In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of common stock, which securities may be resold pursuant to this prospectus or any applicable prospectus supplement.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment of the registration statement of which this prospectus is a part). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
If we or the selling stockholders use any underwriter, the prospectus supplement will name any underwriter involved in the offer and sale of the securities, including the name or names of any selling stockholders, if applicable. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.
The securities may be sold directly by us or the selling stockholders through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us or the selling stockholders to such agent will be set forth in, the prospectus supplement. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
A selling stockholder that is an entity may elect to make a pro-rata in-kind distribution of shares of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such member, partner or stockholder would thereby receive fully tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent that such members, partners or stockholders are affiliates of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners or stockholders to use the prospectus to resell shares of common stock acquired in the distribution.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.
The selling stockholders and any broker-dealers, agents or underwriters that are involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Except as indicated in the applicable prospectus supplement, any purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or the selling stockholders or our respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or the selling stockholders for certain expenses, by us or the selling stockholders.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering, or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
All securities we or the selling stockholders may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard, Mullin, Richter & Hampton, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and for the eight months ended December 31, 2024, and for the year ended April 30, 2024, have been incorporated by reference in the registration statement in reliance upon the report of dbbmckennon, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Red Cat Holdings, Inc. as of December 31, 2025, and for the year ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

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Our Current Reports on Form 8-K filed with the SEC on March 31, 2026, March 31, 2026, and May 11, 2026;

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The portions of our definitive proxy statement on Schedule 14A relating to our 2026 Annual Meeting of Stockholders filed with the SEC on April 30, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025; and

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The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of these filings, at no cost, by writing to us at: Red Cat Holdings, Inc., 2800 S West Temple, Suite 5, South Salt Lake, UT 84115, or by calling us at (800) 466-9152.

23,936,171 Shares
Red Cat Holdings, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Evercore ISI	BofA Securities
Co-Managers
Needham & Company	Northland Capital Markets
May 12, 2026